Exhibit 99
OFG Bancorp Reports 1Q22 Results
SAN JUAN, Puerto Rico, April 21, 2022 – OFG Bancorp (NYSE: OFG), the financial holding company for Oriental Bank, reported results for the first quarter ended March 31, 2022. EPS diluted was $0.76 compared to $0.66 in 4Q21 and $0.56 in 1Q21. Total core revenues were $136.4 million compared to $141.0 million in 4Q21 and $127.7 million in 1Q21.
CEO Comment

José Rafael Fernández, Chief Executive Officer, said: “We had a great start to 2022. During the first quarter, our core business demonstrated strong momentum. We experienced solid loan and deposit growth, NIM expansion, and lower provision. Total assets reached $10.2 billion, expenses remained in line, and we repurchased $33.5 million of shares as part of our $100 million buyback program. The Puerto Rico economic environment continues to trend positively, while we continue to focus on improving the customer experience and growing together with our clients and the communities we serve. During 1Q22, for example, we introduced fully proprietary digital processes to apply for consumer loans and to open and contribute into our IRA fund.”
1Q22 Highlights

Net Interest Income was $105.2 million compared to $104.2 million in 4Q21 and $98.2 million in 1Q21. NIM expanded to 4.47% from 4.18% in 4Q21 primarily due to increased volume of loans and investments.

Interest Income totaled $112.9 million compared to $112.6 million in 4Q21 and $111.0 million in 1Q21. Compared to 4Q21, 1Q22 interest income benefited from higher yields on higher average balances of loans and investment securities, and higher average yields on cash, which was offset by two fewer days that reduced Interest Income by $1.7 million.

Total Interest Expense of $7.8 million compared to $8.4 million in 4Q21 and $12.8 million in 1Q21. Compared to 4Q21, 1Q22 interest expense reflected lower average balances and costs of deposits and borrowings, partially offset by $0.4 million to expense unamortized issuance costs as a result of the early termination of $36.1 million in 3.23% variable rate subordinated notes.

Banking and Financial Service Revenues of $31.2 million compared to $29.5 million in 1Q21 and $36.8 million in 4Q21, which included $4.3 million in annual insurance commissions. 1Q22 reflected higher levels of banking service, mortgage banking, and wealth management revenues compared to 1Q21.

Pre-Provision Net Revenues totaled $55.6 million compared to $55.8 million in 4Q21 and $50.9 million in 1Q21.

Provision for Credit Losses of $1.6 million compared to $7.2 million in 4Q21 and $6.3 million in 1Q21. 1Q22 included a provision of $3.7 million related to growth of loan balances and an increase of $4.2 million for a commercial loan previously placed in non-accrual, partially offset by a $5.7 million reduction in qualitative adjustment due to improved economic conditions. 4Q21 included a provision of $9.7 million related to transferring past due loans to held for sale.

Credit Quality: Net charge off rate and early and total delinquency rates fell to 0.04%, 1.97% and 3.17%, respectively, compared to the previous and year ago quarters. 1Q22 NCOs included a $2.8 million recovery from an acquired PCD loan and a $1.1 million recovery as part of the final settlement of the non-performing mortgage loans sale contracted for in 4Q21.

Non-Interest Expenses totaled $81.2 million compared to $86.5 million in 4Q21 and $77.7 million in 1Q21. The $5.3 million reduction from 4Q21 primarily reflected lower legal reserve provisions ($2.4 million) and lower combination of other items (totaling $2.1 million), including operational losses, technology related expenses, and training costs.

Loans Held for Investment (EOP) were $6.55 billion compared to $6.40 billion in 4Q21 and $6.59 billion in 1Q21. Loans grew $145.4 million from 4Q21, reflecting increases in commercial loans (net of PPP forgiveness) as well as increases in consumer and auto loans.

New Loan Origination of $623.2 million compared to $632.7 million in 4Q21 and $527.6 million in 1Q21, which included $126.3 million of PPP loans. 1Q22 reflected continued, high levels of auto lending, commercial lending in Puerto Rico and US, and increased demand for consumer lending.

Customer Deposits (EOP) totaled $8.97 billion compared to $8.59 billion in 4Q21 and $8.72 billion in 1Q21. Core deposits grew $375.1 million from 4Q21, reflecting increases in commercial and retail accounts.

Capital: CET1 ratio was 13.24% compared to 13.77% in 4Q21 and 13.56% in 1Q21. Tangible book value per share was $18.90 compared to $19.08 in 4Q21 and $17.39 in 1Q21. The decline in CET1 and TBVPS from 4Q21 reflected the repurchase of 1.2 million shares of common stock and reduction in other comprehensive income, partially offset by an increase in retained earnings.
Conference Call, Financial Supplement & Presentation
A conference call to discuss 1Q22 results, outlook and related matters will be held today at 10:00 AM ET. Phone (800) 459-5346 or (203) 518-9544. Conference ID: OFGQ122. The call can also be accessed live on www.ofgbancorp.com with webcast replay shortly thereafter.
OFG’s Financial Supplement, with full financial tables for the quarter ended March 31, 2022, and the 1Q22 Conference Call Presentation, can be found on the Quarterly Results page on OFG’s Investor Relations website at www.ofgbancorp.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Please refer to Tables 8-1 and 8-2 in OFG’s above-mentioned Financial Supplement for a reconciliation of GAAP to non-GAAP measures and calculations.
Forward Looking Statements
The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include but are not limited to (i) general business and economic conditions, including changes in interest rates; (ii) cybersecurity breaches; (iii) hurricanes, earthquakes, and other natural disasters; (iv) competition in the financial services industry; and (v) the severity, magnitude and duration of the COVID-19 pandemic, and its impact on our operations, personnel, and customers.
For a discussion of such factors and certain risks and uncertainties to which OFG is subject, please refer to OFG’s annual report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
About OFG Bancorp
Now in its 58th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S., Puerto Rico and U.S. Virgin Islands banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services, and technology, primarily in Puerto Rico and U.S. Virgin Islands. Visit us at www.ofgbancorp.com.
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Contacts
Puerto Rico & USVI: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847
US: Gary Fishman (gfishman@ofgbancorp.com) and Steven Anreder (sanreder@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement
The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2022 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated

		2022		2021		2021		2021		2021
(Dollars in thousands, except per share data) (unaudited)		Q1		Q4		Q3		Q2		Q1
Statement of Operations
Net interest income		$105,194		$104,199		$102,701		$102,251		$98,198
Non-interest income, net (core)	(2)	31,201		36,751		32,016		31,054		29,458
Total core revenues	(3)	136,395		140,950	(c)	134,717		133,305		127,656
Non-interest expense		81,155		86,490		78,924		82,676		77,666
Pre-provision net revenues	(23)	55,645		55,809		56,298		51,772		50,945
Total provision for (recapture of) credit losses		1,551		7,199	(d)	(4,997)		(8,305)		6,324
Net income before income taxes		54,094		48,610		61,295		60,077		44,621
Income tax expense		16,573		15,330		19,624		19,250		14,248
Net income available to common stockholders		37,521		33,280		41,671		40,827		29,118
Common Share Statistics
Earnings per common share - basic	(4)	$0.77		$0.67		$0.82		$0.79		$0.57
Earnings per common share - diluted	(5)	$0.76		$0.66		$0.81		$0.78		$0.56
Average common shares outstanding		48,968	(a)	49,746	(a)	51,063	(a)	51,636		51,397
Average common shares outstanding and equivalents		49,484	(a)	50,299	(a)	51,516	(a)	52,048		51,752
Cash dividends per common share		$0.15	(b)	$0.12		$0.12	(b)	$0.08		$0.08
Book value per common share (period end)		$21.37		$21.54		$21.08		$20.59		$19.90
Tangible book value per common share (period end)	(6)	$18.90		$19.08		$18.59		$18.13		$17.39
Balance Sheet (Average Balances)
Loans	(7)	$6,519,119		$6,452,128		$6,465,874		$6,598,569		$6,635,908
Interest-earning assets		9,540,266		9,897,073		9,879,687		9,726,905		9,358,377
Total assets		10,113,750		10,418,274		10,492,502		10,356,879		10,004,047
Core deposits		8,808,547		9,084,282		9,103,221		8,963,336		8,535,678
Total deposits		8,819,913		9,095,648		9,114,587		8,997,842		8,581,633
Interest-bearing deposits		6,271,936		6,435,246		6,474,977		6,392,219		6,223,419
Borrowings		44,262		75,970		98,943		99,950		100,951
Stockholders' equity		1,066,278	(a)	1,066,764	(a)	1,068,618	(a)(e)	1,083,452	(e)	1,101,046
Common stockholders' equity		1,066,278		1,066,764		1,066,361		1,046,835		1,019,176
Performance Metrics
Net interest margin	(8)	4.47%		4.18%		4.12%		4.22%		4.26%
Return on average assets	(9)	1.48%		1.28%		1.59%		1.58%		1.21%
Return on average tangible common stockholders' equity	(10)	15.88%		14.11%		17.72%		17.78%		13.11%
Efficiency ratio	(11)	59.50%		61.36%		58.59%		62.02%		60.84%
Full-time equivalent employees, period end		2,244		2,269		2,274		2,231		2,238
Credit Quality Metrics	(1)(22)
Allowance for credit losses		$157,075		$155,937	(d)	$180,872		$191,717		$201,973
Allowance as a % of loans held for investment		2.40%		2.44%		2.82%		2.95%		3.06%
Net charge-offs		$577		$32,482	(d)	$6,051		$2,118		$9,105
Net charge-off rate	(12)	0.04%		2.01%	(d)	0.37%		0.13%		0.55%
Early delinquency rate (30 - 89 days past due)		1.97%		2.34%		2.06%		1.86%		2.15%
Total delinquency rate (30 days and over)		3.17%		3.71%		3.82%		3.90%		4.65%
Capital Ratios (period end) (Non-GAAP)	(13)(21)
Leverage ratio		9.54%	(a)	9.69%		9.33%	(a)(e)	9.84%	(e)	10.48%
Common equity Tier 1 capital ratio		13.24%	(a)	13.77%		13.52%	(a)	13.95%		13.56%
Tier 1 risk-based capital ratio		13.24%	(a)	14.27%		14.03%	(a)(e)	14.70%	(e)	15.28%
Total risk-based capital ratio		14.49%	(a)	15.52%		15.28%	(a)(e)	15.95%	(e)	16.54%
Tangible common equity ("TCE") ratio		9.14%	(a)	9.69%		8.86%	(a)	9.06%		8.95%
(a)During 1Q 2022, the Company announced a $100 million share buyback program and repurchased 1.2 million shares of common stock for $33.5 million. During 4Q 2021 and 3Q 2021, the Company repurchased $9.7 million and $40.2 million common stock, respectively, from its previous $50.0 million share buyback program.
(b)During 1Q 2022 and 3Q 2021, the Company increased its common stock dividend to $0.15 and $0.12 per share, respectively.
(c)During 4Q 2021, the Company recognized annual insurance contingent commissions amounting to $4.3 million.
(d)During 4Q 2021, the Company decided to sell past due loans and recognized $30.1 million in net charge-offs and an additional provision of $9.7 million.
(e)During 3Q 2021, the Company redeemed Series D Preferred Stock. During 2Q 2021, the Company redeemed Series A and B Preferred Stock.

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations

		Quarter Ended
(Dollars in thousands, except per share data) (unaudited)		March 31, 2022		December 31, 2021		September 30, 2021	June 30, 2021		March 31, 2021
Interest income:
Loans	(1)
Non-PCD loans		$86,631		$84,914		$85,028	$85,175		$82,930
PCD loans		20,934		22,660		22,905	24,880		25,275
Total interest income from loans		107,565		107,574		107,933	110,055		108,205
Investment securities		5,384		5,036		4,202	3,402		2,771
Total interest income		112,949		112,610		112,135	113,457		110,976
Interest expense:
Deposits
Core deposits		7,033		7,830		8,681	10,436		11,861
Brokered deposits		8		9		10	24		163
Total deposits		7,041		7,839		8,691	10,460		12,024
Borrowings		714	(a)	572		743	746		754
Total interest expense		7,755		8,411		9,434	11,206		12,778
Net interest income		105,194		104,199		102,701	102,251		98,198
Provision for (recapture of) credit losses, excluding PCD loans	(1)	8,399		(461)		(2,351)	(7,726)		2,998
(Recapture of) provision for credit losses on PCD loans	(1)	(6,848)		7,660		(2,646)	(579)		3,326
Total provision for (recapture of) credit losses		1,551		7,199	(b)	(4,997)	(8,305)		6,324
Net interest income after provision for credit losses		103,643		97,000		107,698	110,556		91,874
Non-interest income:
Banking service revenues		17,562		18,770		18,200	18,251		16,497
Wealth management revenues		7,857		11,774	(c)	7,619	8,263		7,388
Mortgage banking activities		5,782		6,207		6,197	4,540		5,573
Total banking and financial service revenues		31,201		36,751		32,016	31,054		29,458
Other income, net		405		1,349	(d)	505	1,143		955
Total non-interest income, net		31,606		38,100		32,521	32,197		30,413
Non-interest expense:
Compensation and employee benefits		34,768		34,160		33,745	32,919		32,618
Occupancy, equipment and infrastructure costs		11,916		12,424		12,078	12,528		13,128
General and administrative expenses		35,072		39,920	(e)	34,041	35,370	(f)	30,201
Foreclosed real estate and other repossessed assets (income) expenses		(1,482)		(1,122)		(2,163)	328		(50)
COVID 19 expenses		881		1,108		1,223	1,531		1,769
Total non-interest expense		81,155		86,490		78,924	82,676		77,666
Income before income taxes		54,094		48,610		61,295	60,077		44,621
Income tax expense		16,573		15,330		19,624	19,250		14,248
Net income		37,521		33,280		41,671	40,827		30,373
Less: dividends on preferred stock		—		—		—			(1,255)
Net income available to common shareholders		$37,521		$33,280		$41,671	$40,827		$29,118
(a)During 1Q 2022, the Company redeemed all outstanding $36.1 million subordinated capital notes prior to maturity, and as a result, it wrote off $0.4 million in unamortized issuance costs.
(b)During 4Q 2021, the Company decided to sell past due loans and recognized an additional provision of $9.7 million.
(c)During 4Q 2021, the Company recognized annual insurance contingent commissions amounting to $4.3 million.
(d)During 4Q 2021, the Company recognized $2.3 million in other income from a warrant payment, partially offset by $1.5 million loss on early termination of FHLB advances.
(e)During 4Q 2021, the Company recognized $2.4 million for a legal reserve and to cover operational losses, and $2.0 million in technology enhancements.
(f)During 2Q 2021, the Company recognized a technology project write-down amounting $2.2 million.

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition

(Dollars in thousands) (unaudited)	March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021
Cash and cash equivalents	$1,855,729		$2,023,650		$2,755,691		$2,767,693		$2,409,416
Investments:
Trading securities	18		20		22		29		23
Investment securities available-for-sale, at fair value, no allowance for credit losses for any period
Mortgage-backed securities	867,191		496,310		494,727		487,014		457,673
US treasury notes	10,763		10,825		10,875		10,910		10,946
Other investment securities	2,384		3,578		3,505		3,695		2,390
Total investment securities available-for-sale	880,338		510,713		509,107		501,619		471,009

Mortgage-backed securities held-to-maturity, at amortized cost, no allowance for credit losses for any period	359,806		367,507		375,214		125,138		126,767
Equity securities	18,556		17,578		17,930		16,709		13,790
Total investments	1,258,718		895,818		902,273		643,495		611,589
Loans, net	6,449,130		6,329,311		6,282,485		6,354,040		6,432,079
Other assets:
Prepaid expenses	56,513		60,856		65,003		61,678		58,348
Deferred tax asset, net	87,608		99,063		128,663		144,799		154,540
Foreclosed real estate and repossessed properties	17,922		16,984		15,433		16,818		18,366
Premises and equipment, net	97,403		92,124		86,981		85,993		83,756
Goodwill	86,069		86,069		86,069		86,069		86,069
Right of use assets	28,576		28,846		30,625		32,621		32,714
Core deposit, customer relationship intangible and other intangibles	33,947		36,093		38,545		40,995		43,445
Servicing asset	49,446		48,973		48,227		47,712		47,911
Accounts receivable and other assets	169,059		181,933	(a)	166,870		179,900		175,109
Total assets	$10,190,120		$9,899,720		$10,606,865		$10,461,813		$10,153,342

Deposits:
Demand deposits	$5,504,640		$5,204,340		$5,531,124		$5,337,691		$4,889,759
Savings accounts	2,295,113		2,177,780		2,378,211		2,277,296		2,138,125
Time deposits	1,167,103		1,209,627		1,323,688		1,464,134		1,693,924
Brokered deposits	11,366		11,371		11,366		11,371		34,954
Total deposits	8,978,222		8,603,118		9,244,389		9,090,492		8,756,762
Borrowings:
Advances from FHLB and other borrowings	28,035		28,488	(c)	62,934		63,867		65,013
Subordinated capital notes	—	(a)	36,083		36,083		36,083		36,083
Total borrowings	28,035		64,571		99,017		99,950		101,096
Other liabilities:
Securities purchased but not yet received	—		—		31,565		—		—
Derivative liabilities	191		804		1,136		1,293		1,465
Acceptances outstanding	29,858		35,329		24,371		27,703		24,389
Lease liability	30,287		30,498		32,167		34,052		34,017
Accrued expenses and other liabilities	83,492		96,240		120,555		128,326		127,190
Total liabilities	9,150,085		8,830,560		9,553,200		9,381,816		9,044,919
Stockholders' equity:
Preferred stock	—		—		—	(d)	24,000	(d)	92,000
Common stock	59,885		59,885		59,885		59,885		59,885
Additional paid-in capital	633,796		637,061		635,808		626,995		622,935
Legal surplus	121,389		117,677		114,485		110,235		106,165
Retained earnings	426,320		399,949		375,729		352,001		322,202
Treasury stock, at cost	(180,717)	(b)	(150,572)	(b)	(140,862)	(b)	(100,719)		(100,994)
Accumulated other comprehensive income, net	(20,638)		5,160		8,620		7,600		6,230
Total stockholders' equity	1,040,035		1,069,160		1,053,665		1,079,997		1,108,423
Total liabilities and stockholders' equity	$10,190,120		$9,899,720		$10,606,865		$10,461,813		$10,153,342
(a)During 1Q 2022, the Company redeemed all outstanding $36.1 million subordinated capital notes prior to maturity. At December 31, 2021, a $17.3 million payment was already in process and therefore included in other assets.
(b)During 1Q 2022, the Company announced a $100 million share buyback program and repurchased 1.2 million shares of common stock for $33.5 million. During 4Q 2021 and 3Q 2021, the Company repurchased $9.7 million and $40.2 million common stock, respectively, from its previous $50.0 million share buyback program.
(c)During 4Q2021, the Company repaid $33.3 million FHLB advances prior to maturity.
(d)During 2Q 2021 and 3Q 2021, the Company redeemed Series A and B Preferred Stock, and Series D Preferred Stock, respectively.

OFG Bancorp (NYSE: OFG)
Table 4-1: Information on Loan Portfolio and Production

(Dollars in thousands) (unaudited)		March 31, 2022		December 31, 2021		September 30, 2021	June 30, 2021	March 31, 2021
Non-PCD:	(1)
Mortgage		$704,277		$718,848	(a)	$751,389	$775,606	$814,433
Commercial		2,256,011		2,088,106		1,954,804	1,903,866	1,827,102
Commercial Paycheck Protection Program (PPP Loans)	(24)	53,277		86,889		136,698	228,677	311,823
Consumer		454,959		408,759		373,672	366,037	371,702
Auto		1,732,859		1,693,029		1,667,113	1,618,788	1,565,473
		5,201,383		4,995,631		4,883,676	4,892,974	4,890,533
Less: Allowance for credit losses		(137,344)		(132,065)	(a)	(138,874)	(148,314)	(156,978)
Total non- PCD loans held for investment, net		5,064,039		4,863,566		4,744,802	4,744,660	4,733,555

PCD:	(1)
Mortgage		1,144,364		1,188,423	(a)	1,270,854	1,324,274	1,406,044
Commercial		190,626		204,335	(a)	239,554	260,627	272,793
Consumer		833		916		959	981	1,120
Auto		10,765		13,281		15,820	19,236	23,036
		1,346,588		1,406,955		1,527,187	1,605,118	1,702,993
Less: Allowance for credit losses	(1)	(19,731)		(23,872)	(a)	(41,998)	(43,403)	(44,995)
Total PCD loans held for investment, net		1,326,857		1,383,083		1,485,189	1,561,715	1,657,998
Total loans held for investment		6,390,896		6,246,649		6,229,991	6,306,375	6,391,553
Mortgage loans held for sale		26,761	(b)	51,096	(b)	35,031	37,885	38,220
Other loans held for sale		31,473		31,566	(b)	17,463	9,780	2,306
Total loans, net		$6,449,130		$6,329,311		$6,282,485	$6,354,040	$6,432,079

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,848,641		$1,907,271		$2,022,243	$2,099,880	$2,220,477
Commercial		2,446,637		2,292,441		2,194,358	2,164,493	2,099,895
Commercial Paycheck Protection Program (PPP Loans)	(24)	53,277		86,889		136,698	228,677	311,823
Consumer		455,792		409,675		374,631	367,018	372,822
Auto		1,743,624		1,706,310		1,682,933	1,638,024	1,588,509
		6,547,971		6,402,586		6,410,863	6,498,092	6,593,526
Less: Allowance for credit losses		(157,075)		(155,937)	(a)	(180,872)	(191,717)	(201,973)
Total loans held for investment, net		6,390,896		6,246,649		6,229,991	6,306,375	6,391,553
Mortgage loans held for sale		26,761	(b)	51,096	(b)	35,031	37,885	38,220
Other loans held for sale		31,473		31,566	(b)	17,463	9,780	2,306
Total loans, net		$6,449,130		$6,329,311		$6,282,485	$6,354,040	$6,432,079
(a)During 4Q 2021, the Company transferred to held for sale past due residential mortgage loans with reporting balance of $39.8 million and a PCD commercial loan with reporting balance of $20.9 million, and recognized $30.1 million in net charge-offs and an additional provision of $9.7 million, decreasing the allowance for credit losses by $20.4 million.
(b)At December 31, 2021, the mortgage loans transferred to held for sale referred in (a) had a reporting balance of $22.3 million and the commercial loan had a reporting balance of $9.7 million. During 1Q 2022, the Company sold the past due residential mortgage loans.

OFG Bancorp (NYSE: OFG)
Table 4-2: Information on Loan Portfolio and Production

		Quarter Ended
(Dollars in thousands) (unaudited)		March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Loan production	(14)
Mortgage		63,883	$78,991	$85,535	$103,837	$95,851
Commercial		175,531	238,356	154,146	218,425	83,820
Commercial PPP Loans		—	—	16	32,712	126,266
Commercial US Loans		108,390	79,264	100,066	109,522	44,841
Consumer		97,108	80,688	50,630	38,038	27,492
Auto		178,288	155,390	165,854	171,104	149,357
Total		$623,200	$632,689	$556,247	$673,638	$527,627

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin

		2022 Q1			2021 Q4			2021 Q3			2021 Q2			2021 Q1
(Dollars in thousands) (unaudited)		Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest earning assets:
Cash equivalents		$2,072,112	$929	0.18%	$2,553,118	$944	0.15%	$2,699,144	$986	0.14%	$2,519,406	$706	0.11%	$2,204,431	$595	0.11%
Investment securities		949,035	4,455	1.88%	891,827	4,092	1.84%	714,669	3,216	1.80%	608,930	2,696	1.77%	518,038	2,176	1.68%
Loans held for investment	(1)
Non-PCD loans		5,113,715	86,631	6.87%	4,953,279	84,914	6.80%	4,899,312	85,028	6.89%	4,937,602	85,175	6.92%	4,893,874	82,930	6.87%
PCD loans		1,405,404	20,934	5.96%	1,498,849	22,660	6.05%	1,566,562	22,905	5.85%	1,660,967	24,880	5.99%	1,742,034	25,275	5.80%
Total loans		6,519,119	107,565	6.69%	6,452,128	107,574	6.62%	6,465,874	107,933	6.62%	6,598,569	110,055	6.69%	6,635,908	108,205	6.61%
Total interest-earning assets		$9,540,266	$112,949	4.80%	$9,897,073	$112,610	4.51%	$9,879,687	$112,135	4.50%	$9,726,905	$113,457	4.68%	$9,358,377	$110,976	4.81%

Interest bearing liabilities:
Deposits
NOW accounts		$2,813,037	$2,140	0.31%	$2,792,966	$2,239	0.32%	$2,754,985	$2,288	0.33%	$2,542,018	$2,259	0.36%	$2,397,673	$2,393	0.40%
Savings accounts		2,248,193	1,198	0.22%	2,359,959	1,289	0.22%	2,330,121	1,639	0.28%	2,236,281	2,097	0.38%	2,003,963	2,124	0.43%
Time deposits		1,199,340	2,057	0.70%	1,270,955	2,464	0.77%	1,378,505	2,916	0.84%	1,579,414	4,243	1.07%	1,775,828	5,507	1.24%
Brokered deposits		11,366	8	0.30%	11,366	9	0.30%	11,366	10	0.34%	34,506	24	0.28%	45,955	163	1.44%
		6,271,936	5,403	0.35%	6,435,246	6,001	0.37%	6,474,977	6,853	0.42%	6,392,219	8,623	0.54%	6,223,419	10,187	0.66%
Non-interest bearing deposit accounts		2,547,977	—	—	2,660,402	—	—	2,639,610	—	—	2,605,623	—	—	2,358,214	—	—
Fair value premium and core deposit intangible amortization		—	1,638	—	—	1,838	—	—	1,838	—	—	1,837	—	—	1,837	—
Total deposits		8,819,913	7,041	0.32%	9,095,648	7,839	0.34%	9,114,587	8,691	0.38%	8,997,842	10,460	4.46%	8,581,633	12,024	0.56%
Borrowings
Advances from FHLB and other borrowings		28,184	193	2.77%	39,887	279	2.78%	62,860	450	2.84%	63,867	452	2.84%	64,868	459	2.87%
Subordinated capital notes		16,078	521	13.15%	36,083	293	3.23%	36,083	293	3.21%	36,083	294	3.27%	36,083	295	3.31%
Total borrowings		44,262	714	6.54%	75,970	572	2.99%	98,943	743	2.98%	99,950	746	2.99%	100,951	754	3.03%
Total interest-bearing liabilities		$8,864,175	$7,755	0.35%	$9,171,618	$8,411	0.36%	$9,213,530	$9,434	0.41%	$9,097,792	$11,206	0.49%	$8,682,584	$12,778	0.60%
Interest rate spread			$105,194	4.45%		$104,199	4.15%		$102,701	4.09%		$102,251	4.19%		$98,198	4.21%
Net interest margin				4.47%			4.18%			4.12%			4.22%			4.26%

Core deposits: (Non-GAAP)
Deposits
NOW accounts		$2,813,037	$2,140	0.31%	$2,792,966	$2,239	0.32%	$2,754,985	$2,288	0.33%	$2,542,018	$2,259	0.36%	$2,397,673	$2,393	0.40%
Savings accounts		2,248,193	1,198	0.22%	2,359,959	1,289	0.22%	2,330,121	1,639	0.28%	2,236,281	2,097	0.38%	2,003,963	2,124	0.43%
Time deposits		1,199,340	2,057	0.70%	1,270,955	2,464	0.77%	1,378,505	2,916	0.84%	1,579,414	4,243	1.07%	1,775,828	5,507	1.24%
		6,260,570	5,395	0.35%	6,423,880	5,992	0.37%	6,463,611	6,843	0.42%	6,357,713	8,599	0.54%	6,177,464	10,024	0.66%
Non-interest bearing deposit accounts		2,547,977	—	—	2,660,402	—	—	2,639,610	—	—	2,605,623	—	—	2,358,214	—	—
Total core deposits		$8,808,547	$5,395	0.25%	$9,084,282	$5,992	0.26%	$9,103,221	$6,843	0.30%	$8,963,336	$8,599	0.38%	$8,535,678	$10,024	0.47%

OFG Bancorp (NYSE: OFG)
Table 6-1: Loan Information and Performance Statistics (1)

		2022		2021		2021		2021	2021
(Dollars in thousands) (unaudited)		Q1		Q4		Q3		Q2	Q1
Net Charge-offs	(22)
Non-PCD
Mortgage:
Charge-offs		$3		$4,573	(b)	$160		$268	$787
Recoveries		(2,074)	(b)	(416)		(419)		(193)	(615)
Total mortgage		(2,071)		4,157		(259)		75	172
Commercial:
Charge-offs		544		550		7,518	(c)	653	68
Recoveries		(192)		(418)		(558)		(996)	(430)
Total commercial		352		132		6,960		(343)	(362)
Consumer:
Charge-offs		2,659		2,144		2,370		2,897	4,469
Recoveries		(655)		(743)		(894)		(697)	(565)
Total consumer		2,004		1,401		1,476		2,200	3,904
Auto:
Charge-offs		7,890		7,288		4,989		5,170	9,083
Recoveries		(4,891)		(6,282)		(5,874)		(5,997)	(5,817)
Total auto		2,999		1,006		(885)		(827)	3,266
Total		$3,284		$6,696		$7,292		$1,105	$6,980

PCD
Mortgage:
Charge-offs		$1,134		$15,010	(b)	$1,008		$1,742	$2,590
Recoveries		(845)		(452)		(641)		(184)	(146)
Total mortgage		289		14,558		367		1,558	2,444
Commercial:
Charge-offs		34		12,123	(b)	68		6	43
Recoveries		(3,023)	(a)	(746)		(1,316)		(430)	(436)
Total commercial		(2,989)		11,377		(1,248)		(424)	(393)
Consumer:
Charge-offs		39		—		—		—	22
Recoveries		(23)		(42)		(219)		(33)	(21)
Total consumer		16		(42)		(219)		(33)	1
Auto:
Charge-offs		114		140		124		226	456
Recoveries		(137)		(247)		(265)		(314)	(383)
Total auto		(23)		(107)		(141)		(88)	73
Total		$(2,707)		$25,786		$(1,241)		$1,013	$2,125

Total Net Charge-offs		$577		$32,482		$6,051		$2,118	$9,105
Net Charge-off Rates	(22)
Mortgage		-0.38%	(b)	3.79%	(b)	0.02%		0.30%	0.47%
Commercial		-0.43%	(a)	1.95%	(b)	0.97%	(c)	-0.13%	-0.13%
Consumer		1.75%		1.29%		1.26%		2.17%	3.78%
Auto		0.69%		0.21%		-0.25%		-0.23%	0.85%
Total		0.04%		2.01%		0.37%		0.13%	0.55%
Average Loans Held For Investment	(22)
Mortgage		$1,885,159		$1,972,889		$2,047,272		$2,147,927	$2,243,303
Commercial		2,450,177		2,362,120		2,360,642		2,443,407	2,405,419
Consumer		461,890		421,824		400,582		400,365	413,191
Auto		1,721,893		1,695,295		1,657,378		1,606,870	1,573,995
Total		$6,519,119		$6,452,128		$6,465,874		$6,598,569	$6,635,908
(a)During 1Q 2022, the Company recognized a $2.8 million loan recovery from an acquired PCD commercial loan repaid during the quarter.
(b)During 4Q 2021, the Company transferred to held for sale past due residential mortgage loans and a PCD commercial loan, and recognized $30.1 million in net charge-offs. Subsequently, during 1Q 2022, the Company sold the past due residential mortgage loans and recognized a $1.1 million recovery as part of the final settlement.
(c)During 3Q 2021, the Company charged-off $6.5 million for a previously reserved amount on a commercial loan.

OFG Bancorp (NYSE: OFG)
Table 6-2: Loan Information and Performance Statistics (Excludes PCD Loans) (1)

		2021	2021		2021	2021	2021
(Dollars in thousands) (unaudited)		Q1	Q4		Q3	Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$13,788	$16,565		$15,233	$16,556	$17,541
Commercial		2,600	4,736		4,150	3,715	3,911
Consumer		6,485	5,273		4,985	4,885	8,059
Auto		79,491	90,272		76,262	66,068	75,449
Total		$102,364	$116,846		$100,630	$91,224	$104,960
Early Delinquency Rates (30 - 89 days past due)
Mortgage		1.96%	2.30%		2.03%	2.13%	2.15%
Commercial		0.12%	0.23%		0.21%	0.20%	0.21%
Consumer		1.43%	1.29%		1.33%	1.33%	2.17%
Auto		4.59%	5.33%		4.57%	4.08%	4.82%
Total		1.97%	2.34%		2.06%	1.86%	2.15%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$39,004	$45,521		$58,146	$60,892	$63,057
GNMA's buy-back option program		9,664	14,511		19,944	28,118	40,777
Total mortgage		48,668	60,032		78,090	89,010	103,834
Commercial		16,061	14,129		13,742	21,549	26,065
Consumer		8,446	7,246		6,987	7,200	10,812
Auto		91,855	103,733		87,672	73,259	86,918
Total		$165,030	$185,140		$186,491	$191,018	$227,629
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		5.54%	6.33%		7.74%	7.85%	7.74%
GNMA's buy-back option program		1.37%	2.02%		2.65%	3.63%	5.01%
Total mortgage		6.91%	8.35%		10.39%	11.48%	12.75%
Commercial		0.71%	0.68%		0.70%	1.13%	1.43%
Consumer		1.86%	1.77%		1.87%	1.97%	2.91%
Auto		5.30%	6.13%		5.26%	4.53%	5.55%
Total		3.17%	3.71%		3.82%	3.90%	4.65%
Nonperforming Assets	(15)
Mortgage		$36,775	$39,394	(a)	$51,612	$52,773	$50,998
Commercial		34,892	37,603		28,472	37,858	42,778
Consumer		2,030	2,303		2,203	2,466	2,835
Auto		12,495	19,829		12,055	7,606	11,842
Total nonperforming loans		86,192	99,129		94,342	100,703	108,453
Foreclosed real estate		15,297	15,039		13,904	15,093	15,598
Other repossessed assets		2,625	1,945		1,528	1,725	2,768
Total nonperforming assets		$104,114	$116,113		$109,774	$117,521	$126,819
Nonperforming Loan Rates
Mortgage		5.22%	5.48%	(a)	6.87%	6.80%	6.26%
Commercial		1.55%	1.80%		1.46%	1.99%	2.34%
Consumer		0.45%	0.56%		0.59%	0.67%	0.76%
Auto		0.72%	1.17%		0.72%	0.47%	0.76%
Total loans		1.66%	1.98%		1.93%	2.06%	2.22%

OFG Bancorp (NYSE: OFG)
Table 6-3: Loan Information and Performance Statistics (1)

		2022	2021		2021	2021	2021
(Dollars in thousands) (unaudited)		Q1	Q4		Q3	Q2	Q1
Nonperforming PCD Loans	(15)
Mortgage		$310	$334		$2,030	$2,067	$958
Commercial		10,877	12,545	(a)	36,798	34,502	34,906
Consumer		—	—		—	—	—
Total nonperforming loans		$11,187	$12,879		$38,828	$36,569	$35,864
Nonperforming PCD Loan Rates
Mortgage		0.03%	0.03%		0.16%	0.16%	0.07%
Commercial		5.71%	6.14%	(a)	15.36%	13.24%	12.80%
Consumer		0.00%	0.00%		0.00%	0.00%	0.00%
Total		0.83%	0.92%		2.54%	2.28%	2.11%
Total PCD Loans Held for Investment	(22)
Mortgage		$1,144,364	$1,188,423		$1,270,854	$1,324,274	$1,406,044
Commercial		190,626	204,335		239,554	260,627	272,793
Consumer		833	916		959	981	1,120
Total loans		$1,335,823	$1,393,674		$1,511,367	$1,585,882	$1,679,957

		2022	2021		2021		2021	2021
(Dollars in thousands) (unaudited)		Q1	Q4		Q3		Q2	Q1
Total Nonperforming Loans	(15)
Mortgage		$37,085	$39,728	(a)	$53,642		$54,840	$51,891
Commercial		45,769	50,148	(a)	65,270	(b)	72,360	77,684
Consumer		2,030	2,303		2,203		2,466	2,900
Auto		12,495	19,829		12,055		7,606	11,842
Total nonperforming loans		$97,379	$112,008		$133,170		$137,272	$144,317
Total Nonperforming Loan Rates
Mortgage		2.01%	2.08%	(a)	2.65%		2.63%	2.36%
Commercial		1.83%	2.11%	(a)	2.80%	(b)	3.02%	3.22%
Consumer		0.45%	0.56%		0.59%		0.64%	0.73%
Auto		0.72%	1.16%		0.72%		0.46%	0.75%
Total		1.49%	1.75%		2.08%		2.11%	2.19%
Total Loans Held for Investment	(22)
Mortgage		$1,848,641	$1,907,271		$2,022,243		$2,084,442	$2,197,106
Commercial		2,499,914	2,379,330		2,331,056		2,393,170	2,411,718
Consumer		455,792	409,675		374,631		382,456	396,193
Auto		1,743,624	1,706,310		1,682,933		1,638,024	1,588,509
Total loans		$6,547,971	$6,402,586		$6,410,863		$6,498,092	$6,593,526
(a)During 4Q 2021, the Company transferred to held for sale past due residential mortgage loans with reporting balance of $39.8 million and a PCD commercial loan with reporting balance of $20.9 million.
(b)During 3Q 2021, the Company charged-off $6.5 million for a previously reserved amount on a commercial loan.

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Credit Losses (1)

	Quarter Ended March 31, 2022
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Allowance for credit losses Non-PCD:
Balance at beginning of period	$15,299	$32,262	$19,141	$65,363	$132,065
(Recapture of) provision for credit losses	(2,418)	5,187	3,963	1,831	8,563
Charge-offs	(3)	(544)	(2,659)	(7,890)	(11,096)
Recoveries	2,074	192	655	4,891	7,812
Balance at end of period	$14,952	$37,097	$21,100	$64,195	$137,344

Allowance for credit losses PCD:
Balance at beginning of period	$19,018	$4,508	$34	$312	$23,872
(Recapture of) provision for credit losses	(2,848)	(3,875)	13	(138)	(6,848)
Charge-offs	(1,134)	(34)	(39)	(114)	(1,321)
Recoveries	845	3,023	23	137	4,028
Balance at end of period	$15,881	$3,622	$31	$197	$19,731

Allowance for credit losses summary:
Balance at beginning of period	$34,317	$36,770	$19,175	$65,675	$155,937
(Recapture of) provision for credit losses	(5,266)	1,312	3,976	1,693	1,715
Charge-offs	(1,137)	(578)	(2,698)	(8,004)	(12,417)
Recoveries	2,919	3,215	678	5,028	11,840
Balance at end of period	$30,833	$40,719	$21,131	$64,392	$157,075
Allowance coverage ratio	1.67%	1.63%	4.64%	3.69%	2.40%
Allowance coverage ratio excluding PPP loans (Non-GAAP)	1.67%	1.66%	4.64%	3.69%	2.42%

OFG Bancorp (NYSE: OFG)
Table 8-1: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital
In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2022		2021		2021		2021		2021
(Dollars in thousands) (unaudited)	Q1		Q4		Q3		Q2		Q1
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,040,035	(a)(b)	$1,069,160	(a)	$1,053,665	(a)(c)	$1,079,997	(c)	$1,108,423
Less: Intangible assets	(120,016)		(122,162)		(124,614)		(127,064)		(129,514)
Noncumulative perpetual preferred stock	—		—		—		(24,000)	(c)	(92,000)
Noncumulative perpetual preferred stock issuance costs	—		—		—		7,453	(c)	10,130
Tangible common equity	$920,019		$946,998		$929,051		$936,386		$897,039

Common shares outstanding at end of period	48,673	(a)	49,636	(a)	49,977	(a)	51,661		51,579
Tangible book value per common share (Non-GAAP)	$18.90	(a)(b)	$19.08	(a)	$18.59	(a)	$18.13		$17.39
Total Assets to Tangible Assets
Total assets	$10,190,120		$9,899,720		$10,606,865		$10,461,813		$10,153,342
Less: Intangible assets	(120,016)		(122,162)		(124,614)		(127,064)		(129,514)
Tangible assets (Non-GAAP)	$10,070,104		$9,777,558		$10,482,251		$10,334,749		$10,023,828
Non-GAAP TCE Ratio
Tangible common equity	$920,019	(a)(b)	$946,998	(a)	$929,051	(a)	$936,386		$897,039
Tangible assets	10,070,104		9,777,558		10,482,251		10,334,749		10,023,828
TCE ratio	9.14%		9.69%		8.86%		9.06%		8.95%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,066,278	(a)	$1,066,764	(a)	$1,068,618	(a)(c)	$1,083,452	(c)	$1,101,046
Less: Average noncumulative perpetual preferred stock	—		—		(3,391)	(c)	(44,923)	(c)	(92,000)
Average noncumulative perpetual preferred stock issuance costs	—		—		1,134	(c)	8,306	(c)	10,130
Average total common stockholders' equity	$1,066,278		$1,066,764		$1,066,361		$1,046,835		$1,019,176
Less: Average intangible assets	(120,874)		(123,201)		(125,723)		(128,311)		(130,767)
Average tangible common equity	$945,404		$943,563		$940,638		$918,524		$888,409
(a)During 1Q 2022, the Company announced a $100 million share buyback program and and repurchased 1.2 million shares of common stock for $33.5 million. During 4Q 2021 and 3Q 2021, the Company repurchased $9.7 million and $40.2 million common stock, respectively, from its previous $50.0 million share buyback program.
(b)During 1Q 2022, the Company recognized a $25.8 million other comprehensive loss from changes in market interest rates as a result of recent developments in the U.S. economy.
(c)During 2Q 2021 and 3Q 2021, the Company redeemed Series A and B Preferred Stock, and Series D Preferred Stock, respectively.

OFG Bancorp (NYSE: OFG)
Table 8-2: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2022		2021		2021		2021		2021
(Dollars in thousands) (unaudited)		Q1		Q4		Q3		Q2		Q1
Regulatory Capital Metrics
Common equity Tier 1 capital		$955,221	(a)	$964,284	(a)	$931,884	(a)	$957,238		$919,856
Tier 1 capital		955,221	(a)	999,284	(a)	966,884	(a)(c)	1,008,785	(c)	1,036,726
Total risk-based capital	(16)	1,045,437	(a)	1,086,897	(a)	1,053,184	(a)(c)	1,094,786	(c)	1,121,830
Risk-weighted assets		7,214,692		7,004,876		6,893,254		6,861,890		6,782,685
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(17)	13.24%		13.77%		13.52%		13.95%		13.56%
Tier 1 risk-based capital ratio	(18)	13.24%		14.27%		14.03%		14.70%		15.28%
Total risk-based capital ratio	(19)	14.49%		15.52%		15.28%		15.95%		16.54%
Leverage ratio	(20)	9.54%		9.69%		9.33%		9.84%		10.48%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity	(1)	$1,040,035	(a)	$1,069,160	(a)	$1,053,665	(a)(c)	$1,079,997	(c)	$1,108,423
Plus:CECL transition adjustment	(21)	20,557		27,409		29,111		31,471		33,637
Less:Noncumulative perpetual preferred stock		—		—		—	(c)	(24,000)	(c)	(92,000)
Noncumulative perpetual preferred stock issuance costs		—		—		—	(c)	7,453	(c)	10,130
Unrealized gains on available-for-sale securities, net of income tax		20,522		(5,663)		(9,330)		(8,408)		(7,146)
Unrealized losses on cash flow hedges, net of income tax		116		503		710		808		916
		1,081,230		1,091,409		1,074,156		1,087,321		1,053,960
Less:Disallowed goodwill		(86,069)		(86,069)		(86,069)		(86,069)		(86,069)
Disallowed other intangible assets, net		(24,384)		(25,771)		(26,938)		(28,555)		(30,172)
Disallowed deferred tax assets, net		(15,556)		(15,285)		(29,265)		(15,459)		(17,863)
Common equity Tier 1 capital		955,221		964,284		931,884		957,238		919,856
Plus:Qualifying noncumulative perpetual preferred stock		—		—		—	(c)	24,000	(c)	92,000
Qualifying noncumulative perpetual preferred stock issuance costs		—		—		—	(c)	(7,453)	(c)	(10,130)
Subordinated capital notes		—	(b)	35,000		35,000		35,000		35,000
Tier 1 capital		955,221		999,284		966,884		1,008,785		1,036,726
Plus tier 2 capital: Qualifying allowance for loan and lease losses		90,216		87,613		86,300		86,001		85,104
Total risk-based capital		$1,045,437		$1,086,897		$1,053,184		$1,094,786		$1,121,830
(a)During 1Q 2022, the Company announced a $100 million share buyback program and and repurchased 1.2 million shares of common stock for $33.5 million. During 4Q 2021 and 3Q 2021, the Company repurchased $9.7 million and $40.2 million common stock, respectively, from its previous $50.0 million share buyback program.
(b)During 1Q 2022, the Company redeemed all outstanding $36.1 million subordinated capital notes prior to maturity.
(c)During 2Q 2021 and 3Q 2021, the Company redeemed Series A and B Preferred Stock, and Series D Preferred Stock, respectively.

OFG Bancorp (NYSE: OFG)
Table 9: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 8)

(1)	We used the term "PCI" to refer to loans acquired with credit deterioration from the Scotiabank Acquisition (December 31, 2019), the BBVAPR Acquisition (December 18, 2012) and the Eurobank FDIC-Assisted Acquisition (April 30, 2010), recorded at fair value at acquisition. On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. CECL replaces the concept of purchased credit impaired loans (PCI) with the concept of purchased financial assets with credit deterioration (PCD). PCD accounting is called ‘gross-up accounting’ because, at acquisition, an entity grosses up the amortized cost basis of the PCD asset for the initial estimate of credit losses. This Day 1 allowance for credit losses is established without an income statement effect. The Company elected to maintain previously existing pools on adoption, therefore the pool continues to be the unit of account, and the allowance and non-credit discount or premium is not allocated to the individual assets. These loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans.
(2)	Total banking and financial service revenues.
(3)	Net interest income plus non-interest income, net (core)
(4)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(5)	Calculated based on net income available to common shareholders divided by total average common shares outstanding and equivalents for the period as if converted.
(6)	Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Tables 8-1 and 8-2: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.
(7)	Information includes all loans held for investment, including PCD loans.
(8)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(9)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(10)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(11)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(12)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(13)	Non-GAAP ratios. See "Tables 8-1 and 8-2: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(14)	Production of new loans (excluding renewals).
(15)	Most PCD loans are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans. PCD loan pools that are not accreting interest income are deemed to be non-performing loans and presented separately.
(16)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(17)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(18)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(19)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(20)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(21)	In March 2020, in light of recent strains on the U.S. economy as a result of the coronavirus disease 2019 (COVID-19), the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency issued an interim final rule that provided the option to temporarily delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period. In addition, for the first two years, a uniform 25% “scaling factor” is introduced to approximate the portion of the post day-one allowance attributable to CECL relative to the incurred loss methodology. The 25% scaling factor is calibrated to approximate an overall after-tax impact of differences in allowances under CECL vs the incurred loss methodology.
(22)	CECL replaced the concept of purchased credit impaired loans (PCI assets) with the concept of purchased financial assets with credit deterioration (PCD assets). An entity records a PCD asset at the purchase price plus the allowance for credit losses expected at the time of acquisition. Under this method, there is no credit loss expense affecting net income on acquisition. Changes in estimates of expected credit losses after acquisition are recognized as credit loss expense (or reversal of credit loss expense) in subsequent periods as they arise.
(23)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
(24)	PPP loans are fully guaranteed by the SBA and risk-weighted at 0%.